UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2020

ENDOLOGIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick

Irvine, CA 92618

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership

Chapter 11 Filing

On July 5, 2020 (the “Petition Date”), Endologix, Inc. and certain of its affiliates (collectively, the “Company,” or the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”).

The Debtors filed motions with the Bankruptcy Court seeking authorization to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re: TriVascular Sales LLC, et. al., Case No. 20-31840-sgj11.”

The Debtors will continue to operate their business and manage their property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. On July 6, 2020, the Company also filed the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code [Docket No. 19](the “Plan”) which sets forth a proposed restructuring transaction aimed to address the Company’s outstanding debt structure through a significant de-leveraging and to position the Company for long-term growth. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Court motions seeking a variety of “first-day” relief (collectively, the “First Day Motions”), including to: (a) authorize the Debtors to continue using their existing cash management system, (b) authorize the Debtors to pay prepetition wages, compensation and employee benefits, (c) establish procedures with respect to the transfer of equity interests, and (d) authorize the Debtors to pay prepetition amounts owed to certain vendors, suppliers and contract counterparties in the ordinary course of business as the debts come due.

Restructuring Support Agreement

On July 5, 2020, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with the lenders under that certain Credit Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto from time to time, and Deerfield ELGX Revolver, LLC, as agent for itself (the “ABL Agent”) (collectively, the “ABL Creditors”) and Amended and Restated Facility Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Facility Agreement”), with the Lenders party thereto from time to time, and Deerfield Private Design Fund I.V., L.P. as agent for itself (together with the ABL Agent, “Deerfield”) (collectively with the ABL Creditors, the “Supporting Creditors”). Among other things, the Restructuring Support Agreement provides that the Supporting Creditors will support the Debtors’ restructuring efforts as set forth in, and subject to the terms and conditions of, the Restructuring Support Agreement. The Restructuring Support Agreement also provides that the Supporting Creditors will consent to the Debtors’ use of cash collateral pursuant to the proposed form of order governing the Debtors’ use of cash collateral, under which the Supporting Creditors will receive administrative and priority status for adequate protection claims equal in amount to the aggregate diminution in the value of the Supporting Creditors’ prepetition security interests in the Debtors’ collateral. In exchange, the Debtors have agreed to seek approval of the Plan and complete their restructuring efforts subject to the terms, conditions, and milestones contained in the Restructuring Support Agreement and otherwise comply with the terms and requirements set forth in the Restructuring Support Agreement. The Restructuring Support Agreement is subject to a number of conditions, including, among others, material compliance with the obligations set forth in the Restructuring Support Agreement.

DIP Credit Agreement

In connection with the Chapter 11 Case, on July 5, 2020, the Bankruptcy Court entered an interim order (the “Interim Order”) approving the Company’s debtor-in-possession financing (“DIP Financing”) pursuant to terms set forth in a secured priming, delayed draw term loan debtor-in-possession credit agreement, dated as of July 8, 2020 (the “DIP Credit Agreement”).

by and among the Company, as borrower, each lender from time to time party to the DIP Credit Agreement, including, but not limited to Deerfield, Deerfield Private Design Fund III, L.P., and Deerfield Partners, L.P. (collectively, the “DIP Lenders”) and Deerfield., as agent (the “DIP Agent”) for itself and the DIP Lenders. The DIP Lenders comprise 100% of the lenders under the Existing Facility Agreement.

The DIP Credit Agreement, subject to the conditions therein, provides for senior secured term loans in the aggregate principal amount of up to $130,800,000 in post-petition financing, consisting of: (i) an initial term loan of $10 million advanced on the closing date, (ii) a delayed draw term loan commitment of $20.8 million, the draw of which is subject to certain conditions, including the occurrence of entry of a final order and occurrence of September 1, 2020 and (iii) a roll-up loan refinancing, in part, term loans under the Existing Facility Agreement, which roll-up loan will be in the aggregate principal amount of $100,000,000 and advanced upon entry of a final order (collectively, the “DIP Loans”). The Company is also required to pay the DIP Lenders a closing fee equal to 2.0% of the aggregate committed loan amount, less the amount of the roll-up loan.

The proceeds of the DIP Loans will be used for: (i) the payment of the allowed administrative costs and expenses of the Chapter 11 Case (including the carve-out), (ii) the payment of certain payments pursuant to first day orders, (iii) the payment of adequate protection payments as set forth in financing orders, (iv) current interest and fees due to the Agent and the Lenders pursuant to the terms of the DIP Credit Agreement, (v) working capital purposes and, (vi) upon entry of a final order, as a deemed repayment and refinancing of a portion of the outstanding indebtedness under the Existing Facility Agreement in an aggregate amount equal to $100,000,000, in each case, consistent with the budget (as in effect from time to time and subject to the permitted variance) and financing orders.

The maturity date of the DIP Credit Agreement is the earliest of: (i) October 5, 2020; (ii) the date of acceleration of the DIP Loans and termination of the commitments under the DIP Credit Agreement following an event of default thereunder; (iii) the effective date of a plan of reorganization or liquidation confirmed in any of the Chapter 11 Case, (iv) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code or otherwise, other than in connection with a confirmed plan of reorganization or liquidation in the Chapter 11 Cases or as otherwise approved by the Agent in its reasonable discretion (v) the date of termination of the Restructuring Support Agreement, (vi) without the Agent’s prior written consent, the date of filing or express written support by any Debtor of a plan of liquidation or reorganization and related disclosure statement, or order of dismissal and (vii) the date that is 60 days after the Petition Date (or such later date as agreed to by the Lenders), unless a final order has been entered by the Bankruptcy Court on or prior to such date.

The outstanding principal amount of the DIP Loans will bear interest from the date of each loan’s disbursement at per annum rate equal to LIBOR plus twelve percent (10%). Upon an event of default, all obligations under the DIP Credit Agreement will bear interest at a rate equal to then current interest rate applicable thereto plus two percent (2.0%) per annum.

[All obligations under the DIP Credit Agreement and related transaction documents will: (i) constitute an allowed superpriority administrative expense claim against the Debtors with priority in the Chapter 11 Cases over any and all administrative expense claims and unsecured claims against the Debtors and their estates, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in, arising under, or ordered pursuant to sections 105, 326, 328, 330, 331, 503(b), 506, 507(a), 507(b), 546(c), 546(d), 726(b), 1113 or 1114 respectively, of the Bankruptcy Code, subject in each case only to certain professional fees, amounts expended under the budget, and certain prior liens, and (ii) be secured by liens on all property of the Debtors (except for certain excluded liens and subject to certain professional fees) in accordance with the priorities set out in the applicable Bankruptcy Court order.][NOT REVIEWED]

The DIP Financing is subject to certain covenants, including, without limitation, covenants related to the use of loan proceeds; liquidation; the incurrence of additional indebtedness; the creation or incurrence of any liens; the disposition of assets; the acquisition of assets; the making of restricted payments; the conduct of business; the maintenance of material authorizations; the provision of certain quarterly, monthly and other financial information; the preparation of, and compliance with, an approved budget (subject to permitted variances) and certain bankruptcy related covenants, in each case as set forth in the DIP Credit Agreement.

The DIP Financing is subject to certain events of default, including, without limitation, payment defaults; failure by the Company to comply with its covenants under the DIP Credit Agreement, subject to a cure period with respect to certain covenants; inaccuracies in representations and warranties of the Company; failure by the Company to comply with the provisions of any Bankruptcy Court order; insolvency or bankruptcy-related events outside of the Chapter 11 Case with respect to the Company; in each case as set forth in the DIP Credit Agreement.

The foregoing descriptions of the Restructuring Support Agreement and the DIP Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and the DIPCreditAgreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated Company’s obligations, as applicable, under the following debt instruments (the “Debt Instruments”):

•	Prepetition Facility Agreement;

•	Prepetition Credit Agreement;

•	3.25% Convertible Senior Notes due 2020;

•	5.00% Mandatory Convertible Senior Notes due 2024, issued April 3, 2019;

•	5.00% Voluntary Convertible Senior Notes due 2024, issued on February 24, 2020; and

•	5.00% Voluntary Convertible Senior Notes due 2024, issued on February 24, 2020.

The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal, interest and all other amounts due thereunder shall be immediately due and payable.

Any efforts to enforce the payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 7, 2020, the Company received a letter from the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) notifying it that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq. Accordingly, unless the Company requests an appeal of this determination, trading of the common stock will be suspended at the opening of business on July 16, 2020 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the common stock from listing and registration on Nasdaq. The Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that the common stock will be delisted. It is expected that the Company’s common stock will be quoted on the OTC under the symbol “ELGXQ” following its delisting from Nasdaq.

* * * * *

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. As noted, the transaction specified in the Restructuring Support Agreement contemplate that existing equity interests in the Company would be cancelled and that the holders thereof will neither receive nor retain any property on account thereof. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict.

Forward-looking statements discuss, among other matters: the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company’s businesses; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of its businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the Restructuring Support Agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual in the United States and worldwide; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay suppliers and vendors; the ability to control costs during Chapter 11 proceedings; the risk that the Company’s Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an acquisition pursuant to a plan of reorganization; the Company’s long-term outlook; the Company’s preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Court; negotiations with the Company’s debtholders, the Company’s creditors and any committee approved by the Court; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the Restructuring Support Agreement and any other financial arrangement while in Chapter 11 proceedings; negotiations with the Supporting Lenders and/or third-party bidders on a potential acquisition pursuant to a plan of reorganization or Section 363 Asset Sale; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations and, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 27, 2020 and Form 10-K filed with the SEC on March 11, 2020, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement.

10.2	Secured Priming Delayed Draw Term Loan Debtor-in-Possession Credit Agreement, dated July 5, 2020, by and among the Company, the loan parties thereto and

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endologix, Inc.

	By:	/s/ John Onopchenko
July 9, 2020		John Onopchenko
Chief Executive Officer